Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-196056) pertaining to the Sovereign Holdings, Inc. Management Equity Incentive Plan, Sovereign Holdings, Inc. 2012 Management Equity Incentive Plan, and the Sabre Corporation 2014 Omnibus Incentive Compensation Plan of our report dated March 2, 2015, with respect to the consolidated financial statements and schedule of Sabre Corporation included in this Annual Report (Form 10-K) for the year ended December 31, 2014.

/s/ ERNST & YOUNG LLP

Dallas, Texas

March 2, 2015